Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-112673, 333-16581, 333-112673 and 333-121406 of CryoLife, Inc. on Form S-3 and Registration Statement Nos. 33-83996, 33-84048, 333-03513, 333-59853, 333-06141, 333-34025, 333-75535, 333-47310, 333-10463 and 333-119137 of CryoLife, Inc on Form S-8 of our reports dated February 23, 2006 relating to the consolidated financial statements and financial statement schedule of CryoLife, Inc. (which i) expresses an unqualified opinion and ii) includes an explanatory paragraph relating to the October 1, 2005 adoption of Statement of Financial Accounting Standards No. 123R "Share Based Payment" which is discussed in Note 1) and management's report of the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of CryoLife, Inc. for the year ended December 31, 2005.

DELOITTE & TOUCHE LLP
Atlanta, Georgia
February 23, 2006